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Exhibit 3.11

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FOUNDATION COAL HOLDING, INC.", CHANGING ITS NAME FROM "FOUNDATION COAL HOLDING, INC." TO "FOUNDATION AMERICAN COAL HOLDING, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2004, AT 4:21 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
0806716 8100		AUTHENTICATION:	3285041
040581911		DATE:	08-09-04

CERTIFICATE OF AMENDMENT

OF

RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

OF

FOUNDATION COAL HOLDING, INC.

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is Foundation Coal Holding, Inc.

        2.     The Restated and Amended Certificate of Incorporation of the Corporation hereby is further amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    Foundation American Coal Holding, Inc."

        3.     The Amendment of the Restated and Amended Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to on August 9, 2004.

/s/ FRANK J. WOOD Frank J. Wood Senior Vice President
ATTEST:
/s/ GREG A. WALKER Greg A. Walker Secretary
State of Delaware Secretary of State Division of Corporations Delivered 04:35 PM 08/09/2004 FILED 04:21 PM 08/09/2004 SRV 040581911—0806716 FILE

Delaware

The First State

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG AMERICAN COAL HOLDING, INC.", CHANGING ITS NAME FROM "RAG AMERICAN COAL HOLDING, INC." TO "FOUNDATION COAL HOLDING, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JULY, A.D. 2004, AT 10:54 O'CLOCK A.M.

	[SEAL]	/s/ HARRIET SMITH WINDSOR Harriet Smith Windsor, Secretary of State
0806716 8100		AUTHENTICATION:	3278422
040574698		DATE:	08-05-04

CERTIFICATE OF AMENDMENT

OF

RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

OF

RAG AMERICAN COAL HOLDING, INC.

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is RAG American Coal Holding, Inc.

        2.     The Restated and Amended Certificate of Incorporation of the Corporation hereby is further amended by changing the first Article thereof so that, as amended, said Article shall read as follows:

    "1.
    The name of the corporation is:
    Foundation Coal Holding, Inc."

        3.     The Amendment of the Restated and Amended Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

        4.     The effective date of the Amendment herein certified shall be the date of filing.

        Signed and attested to on July 30, 2004.

/s/ FRANK J. WOOD Frank J. Wood Senior Vice President
ATTEST:
/s/ GREG A. WALKER Greg A. Walker Secretary
State of Delaware Secretary of State Division of Corporations Delivered 11:21 AM 07/30/2004 FILED 10:54 AM 07/30/2004 SRV 040559080—0806716 FILE

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RAG AMERICAN COAL CORPORATION", CHANGING ITS NAME FROM "RAG AMERICAN COAL CORPORATION" TO "RAG AMERICAN COAL HOLDING, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 1999, AT 9 O'CLOCK A.M.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
0806716 8100		AUTHENTICATION:	9854287
991279304		DATE:	07-08-99

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/18/1999 991247986—0806716

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
RAG AMERICAN COAL CORPORATION

        RAG American Coal Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: That the name of the Corporation is RAG American Coal Corporation, and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 31, 1974 f/k/a Ruhrkohle-Stinnes Corporation. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed on October 2, 1975, a Restated Certificate of Incorporation was filed on July 16, 1993, and a Certificate of Amendment of Certificate of Incorporation of the Corporation was filed on December 22, 1998.

        SECOND: That the Board of Directors together with the stockholders of the Corporation duly adopted resolutions setting forth the proposed amendment of the Certificate of Incorporation of said Corporation by written consent in lieu of a special meeting, in accordance with section 242(b) of the General Corporation Law of the State of Delaware.

        THIRD: That Article 1 of the Certificate of Incorporation is hereby amended in its entirety as follows:

"Name. The name of the corporation is RAG American Coal Holding, Inc.".

        IN WITNESS WHEREOF, said RAG American Coal Corporation has caused this certificate to be signed by its authorized officer, on this 17 day of June 17, 1999.

RAG American Coal Corporation
By:	/s/ JAMES L. ROBERTS Name: James L. Roberts Title: President

State of Delaware

Office of the Secretary of State

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RUHR-AMERICAN COAL CORPORATION", CHANGING ITS NAME FROM "RUHR-AMERICAN COAL CORPORATION" TO "RAG AMERICAN COAL CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
0806716 8100		AUTHENTICATION:	9854286
991279304		DATE:	07-08-99

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
RUHR-AMERICAN COAL CORPORATION

        Ruhr-American Coal Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

        FIRST: That the name of the Corporation is Ruhr-American Coal Corporation, and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 31, 1974 f/k/a Ruhrkohle-Stinnes Corporation. A Certificate of Amendment of Certificate of Incorporation of the Corporation was filed on October 1, 1975, and a Restated Certificate of Incorporation was filed on July 16, 1993.

        SECOND: That the Board of Directors together with the stockholders of the Corporation duly adopted resolutions setting forth the proposed amendment of the Certificate of Incorporation of said Corporation by written consent in lieu of a special meeting, in accordance with Section 242(b) of the General Corporation Law of the State of Delaware.

        THIRD: That Article 1 of the Certificate of Incorporation is hereby amended in its entirety as follows:

          "1. Name. The name of the corporation is RAG American Coal Corporation."

        IN WITNESS WHEREOF, said Ruhr-American Coal Corporation has caused this certificate to be signed by its authorized officer, on this 4th day of December, 1998.

Ruhr-American Coal Corporation
By:	/s/ J. ALAN LINK Name: J. Alan Link Title: V.P. FINANCE & CFO

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/22/1998 981496737—0806716

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "RUHR-AMERICAN COAL CORPORATION", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JULY, A.D. 1993, AT 9 O'CLOCK A.M.

	[SEAL]	/s/ EDWARD J. FREEL Edward J. Freel, Secretary of State
0806716 8100		AUTHENTICATION:	9854285
991279304		DATE:	07-08-99

6/29/93

RESTATED CERTIFICATE OF INCORPORATION

OF

RUHR-AMERICAN COAL CORPORATION

        Ruhr-American Coal Corporation, a corporation incorporated under the name of Ruhrkohle-Stinnes Corporation on October 31, 1974 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

  FIRST: That by written consent of the Board of Directors dated July 9, 1993, a resolution was duly adopted setting forth a proposed Restatement of the Certificate of Incorporation of the Company, declaring said Restatement to be advisable and calling for consideration of said proposed Restatement by the stockholders of the Company. The resolution setting forth the Restatement is as follows:

    RESOLVED, that the Certificate of Incorporation of the Company be restated and integrated and also further amended to read as set forth in Exhibit A attached hereto.

  SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the proposed Restatement was approved by the stockholders of the company by written consent dated July 9, 1993.

  THIRD: That said Restatement was duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be executed by Felix Pardo, its President, and George Buttacavoli, its Secretary, this 9th day of July, 1993.

RUHR-AMERICAN COAL CORPORATION
		By:	/s/ FELIX PARDO Felix Pardo, President
Attest:	/s/ GEORGE BUTTACAVOLI George Buttacavoli Secretary
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/16/1993 713197014—606716

6/21/93	EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION

OF

RUHR-AMERICAN COAL CORPORATION

        1.    Name.    The name of the corporation is Ruhr-American Coal Corporation.

        2.    Registered Office and Agent.    The address of the corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

        3.    Purpose.    The purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

        4.    Authorized Capital.    The aggregate number of shares of stock which the corporation shall have authority to issue is three hundred thousand (300,000), all of which are of one class and are designated as common stock, and each of which has a par value of One Dollar ($1.00).

        5.    Bylaws.    The board of directors of the corporation is authorized to adopt, amend or repeal the bylaws of the corporation, except as otherwise specifically provided therein.

        6.    Election of Directors.    Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

        7.    Right to Amend.    The corporation reserves the right to amend or alter any provision contained in this Certificate, as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders or others hereunder are subject to such reservation.

        8.    Limitation on Liability.    The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 8 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

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Exhibit 3.11